Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KORE Group Holdings, Inc.

Atlanta, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 7, 2021, except for the effects of the recapitalization described in Note 1, as to which the date is December 2, 2021, relating to the consolidated financial statements and schedule of Maple Holdings Inc. and its subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Atlanta, Georgia

December 2, 2021